SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 20, 2004

(Date of earliest event reported)

LOCAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13949	65-0424192

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 N.W. 63rd Street, Oklahoma City, Oklahoma	73116

(Address of principal executive offices)	(Zip Code)

(405) 841-2298

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
Item 9. Regulation FD Disclosure
SIGNATURE
Press Release

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibit is included with this Report:

Exhibit 99.1 Press Release dated May 20, 2004.

Item 9.    Regulation FD Disclosure

     On May 20, 2004, Local Financial Corporation announced by press release its shareholders’ approval of the merger agreement between Local Financial Corporation and International Bancshares Corporation. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in this Report on Form 8-K is furnished pursuant to Item 12.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOCAL FINANCIAL CORPORATION
By:	/s/ Richard L. Park
Richard L. Park
Chief Financial Officer

Date: May 20, 2004